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                                                                   Exhibit 10.41

                            MAGUIRE PROPERTIES, INC.,
                      MAGUIRE PROPERTIES SERVICES, INC. AND
                            MAGUIRE PROPERTIES, L.P.

                              INCENTIVE BONUS PLAN

1.      PURPOSE

        This Incentive Bonus Plan (the "Plan") is intended to provide an additional incentive for key employees of Maguire Properties, Inc. (the "REIT"), a Maryland corporation, Maguire Properties Services, Inc. (the "Services Company"), a Maryland corporation, Maguire Properties, L.P. (the "Partnership"), a Maryland limited partnership, and their subsidiaries (collectively, the "Company"), to further the growth, development and financial success of the Company, to tie the goals and interests of such employees to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified employees. The Plan is for the benefit of the Participants (as defined below).

2.      PARTICIPANTS

        Participation in the Plan shall be limited to such employees of the Company whom the Committee (as defined below) from time to time determines shall be eligible to receive a bonus hereunder (the "Participants").

3.      THE COMMITTEE

        The Compensation Committee (the "Committee") of the Board of Directors of the REIT (the "Board") shall have the discretion and authority to administer and interpret the Plan. The Committee may delegate any or all of its authority to administer the Plan to such person or persons as it deems advisable, and the term "Committee" shall refer to any such person or persons to whom such authority has been delegated. If administration is delegated by the Committee, the delegate shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Committee, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board or the Committee.

4.      BONUS DETERMINATIONS

        A Participant may receive a bonus payment under the Plan based upon the attainment, during performance periods established by the Committee, of performance objectives which are established by the Committee and relate to such corporate, business and/or individual criteria as the Committee shall determine (the "Performance Goals"). A Performance Goal may be a single goal or a range with a minimum goal up to a maximum goal. Unless otherwise determined by the Committee, the amount of each Participant's bonus shall be based upon a bonus formula determined by the Committee in its sole discretion that ties such bonus to the attainment of the
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applicable Performance Goals. The Committee may in its sole discretion modify or change the bonus formulas and/or Performance Goals at any time and from time to time during or upon completion of a performance period.

        The payment of a bonus to a Participant for a performance period shall be conditioned upon the Participant's employment by the Company on the last day of the performance period. If a Participant dies or a Participant's employment is terminated for any reason prior to the end of the performance period, the payment of any bonus (and in the case of death, the person or persons to whom such payment shall be made) shall be determined at the sole discretion of the Committee.

5.      AMENDMENT, SUSPENSION AND TERMINATION

        The Company reserves the right to amend, suspend or terminate the Plan at any time in its sole discretion.

6.      PLAN GUIDELINES

        The Committee may from time to time in its sole discretion adopt guidelines (the "Plan Guidelines") relating to the administration of the Plan and/or the determination and payment of bonuses hereunder. The Committee may modify, suspend, terminate or supersede the Plan Guidelines at any time in its sole discretion. Any and all Plan Guidelines adopted by the Committee shall be subject to the terms and conditions of the Plan.

7.      MISCELLANEOUS

        (a) The Company shall deduct all federal, state, and local taxes required by law or Company policy from any bonus paid hereunder.

        (b) Each bonus payable hereunder shall be paid in full by the Company as soon as practicable following the completion of the applicable performance period.

        (c) In the event that a Participant's services are shared among the Services Company, the Partnership, Maguire Partners - Glendale II, LLC ("Glendale II") and/or Maguire Properties - Solana Services, L.P. ("Solana Services"), the payment of any and all bonuses hereunder to such Participant shall be allocated among the Services Company, the Partnership, Glendale II and Solana Services in accordance with the Employee Sharing and Expense Allocation Agreement, by and between the Services Company, the Partnership, Glendale II and Solana Services as in effect from time to time.

        (d) In no event shall the Company be obligated to pay to any Participant a bonus for any period by reason of the Company's payment of a bonus to such Participant in any other period, or by reason of the Company's payment of a bonus to any other Participant or Participants in such period or in any other period. Nothing contained in this Plan shall confer upon any person any claim or right to any payments hereunder. Such payments shall be made at the sole discretion of the Committee.

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        (e) Nothing contained in this Plan shall confer upon any Participant any right to continue in the employ of the Company, or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

        (f) The Plan shall be unfunded. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any bonus under the Plan. Any accounts under the Plan are for bookkeeping purposes only and do not represent a claim against the specific assets of the Company.

        (g) The Plan shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California.

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